UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

FIRST NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 19, 2020, David Flodstrom, a Director of First Northwest Bancorp ("Company") and its banking subsidiary, First Federal Savings and Loan Association of Port Angeles ("First Federal"), advised the Boards of Directors of the Company and First Federal (collectively, the "Boards") of his intent to retire from the Boards effective September 22, 2020. Mr. Flodstrom is an independent director and member of the Company's Compensation Committee, as well as First Federal's Compensation and Loan Committees. The Company issued a press release announcing Mr. Flodstrom’s decision to retire on June 24, 2020.  His decision did not result from any disagreement with the Company or First Federal on any matter relating to either entity's operations, policies, or practices.

The Compensation Committee has granted an award of restricted shares to Mr. Flodstrom for 1,452 shares of the Company’s common stock that will vest in full on the date he retires, and approved a cash payment equal to the value (based on the closing market price on the date he retires) of 3,600 shares that would have vested on July 7, 2021, in each case conditioned on Mr. Flodstrom’s continued Board service through September 22, 2020.

A copy of the press release issued by the Company on June 24, 2020, regarding the foregoing is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated June 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	June 24, 2020	/s/Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer